As filed with the U.S. Securities and Exchange Commission on October 27, 2022

Registration No. 333-258450

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kaixin Auto Holdings

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9/F, Tower A, Dongjin International Center

Huagong Road

Chaoyang District, Beijing 100015

People’s Republic of China

+86 010-6720-4948

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10016

+1 (212) 947-7200

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 1100

New York, NY 10005

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED October 27, 2022

PROSPECTUS

Up to US$80,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

and

Up to 52,562,303 Ordinary Shares (including 7,138,863 Ordinary Shares issuable upon the exercise of Warrants) and up to 7,138,863 Warrants to purchase 7,138,863 Ordinary Shares offered by the selling securityholders

Kaixin Auto Holdings

We may, from time to time, in one or more offerings, offer and sell up to US$80,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.00005 per share (“ordinary shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

In addition, selling securityholders named in this prospectus or their transferees may, from time to time in one or more offerings, offer and sell up to 52,562,303 of our ordinary shares (including 7,138,863 ordinary shares issuable upon the exercise of warrants) and up to 7,138,863 warrants to purchase 7,138,863 of our ordinary shares. We will not receive any proceeds from the sale of our securities by our selling securityholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Securityholders.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company, we conduct all of our operations through our subsidiaries in the People’s Republic of China (the “PRC” or “China”) and variable interest entities, or VIEs, and their subsidiaries in China, with which our subsidiaries have entered into certain contractual arrangements. The VIEs are consolidated for accounting purposes but are not entities in which we own equity. These contractual arrangements are not equivalent to equity ownership in the business of the VIEs. Our securities offered in this offering are shares of our offshore holding company instead of securities of the VIEs or their subsidiaries in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. Through the contractual arrangements, we exert certain control over the VIEs and thus have satisfied the conditions to consolidate their operating results in our financial statements under U.S. GAAP. Accordingly, we are the primary beneficiary of the VIEs for accounting purposes. Throughout this prospectus, unless the context indicates otherwise, the terms “we,” “our,” and “our Company,” only refer to Kaixin Auto Holdings, the Cayman holding company, the terms “the WFOEs” or “our WFOEs” refer to Shanghai Renren Automotive Technology Group Co., Ltd. (“Shanghai Auto”), Shanghai Renren Finance Leasing Co. Ltd. (“Shanghai Renren”), and Zhejiang Taohaoche Technology Co., Ltd. (“Zhejiang Taohaoche”), limited liability companies organized under the laws of the PRC, the term “the VIEs” refers to Zhejiang Jieying Auto Retail Co., Ltd. (“Zhejiang Jieying”) and Shanghai Qianxiang Changda Internet Information Technologies Development Co., Ltd. (“Qianxiang Changda”, together with Zhejiang Jieying, the “Kaixin VIEs”), Qingdao Shengmeilianhe Import Automobile Sales Co., Ltd. (“Qingdao Shengmei”, or the “Haitaoche VIE”), limited liability companies organized under the laws of the PRC, and the term “the PRC operating entities” refers to the VIEs and their subsidiaries. For a description of the VIE contractual arrangements, see “Prospectus Summary— Contractual Arrangements with the VIEs and Their Shareholders”. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs and their subsidiaries.

Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of operators in the automotive industry and automotive finance industry, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among Shanghai Auto, Shanghai Renren, the Kaixin VIEs and their shareholders, and the contractual arrangements among Zhejiang Taohaoche, the Haitaoche VIE and its shareholders. We are also subject to risks and uncertainties about any future actions the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless. See “Risk Factors—Risks Related to our Corporate Structure,” “Risk Factors—Risks Related to Doing Business in China,” and “Risk Factors—Risks Related to the Ordinary Shares” included in our most recent annual report on Form 20-F, as amended.

Our subsidiaries and the PRC operating entities are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ and the PRC operating entities’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. For example, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Any data processing which affects or has the possibility to affect national security, will be reviewed by competent authorities. During such review, the VIEs and their subsidiaries may be required to suspend their operation or experience other disruptions to their operations. Moreover, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed. Furthermore, the Measures for the Security Review of Foreign Investment promulgated by the NDRC and the Ministry of Commerce in December 2020 specify that foreign investments in military, national defense-related areas or in locations in proximity to military facilities, or foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. In the future, we and the VIEs may pursue potential strategic acquisitions that are complementary to our and the VIEs’ business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our and the VIEs’ ability to complete such transactions, which could affect our and the VIEs’ ability to expand business or maintain market share. There is a possibility that the Chinese authorities may promulgate new rules or explanations requiring that we and the VIEs obtain the approval of Chinese authorities for our and the VIEs’ completed or ongoing mergers and acquisitions. Any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in our and the VIE’s operations, cause the value of our ordinary shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our ordinary shares to investors. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Based on the opinion of our PRC legal counsel, Commerce & Finance Law Offices, as of the date of the prospectus, no explicit provisions under currently effective PRC laws, regulations and rules clearly stipulate that companies which have been indirectly listed through contractual arrangements like us are required to obtain the approvals from Chinese authorities when they intend to issue additional securities to foreign investors. However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws, rules and regulations. Thus, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC legal counsel. If our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on pages from 43 to 45; and “Risk Factors — Risks Related to Doing Business in China — We may be adversely affected by the complexity and uncertainties of and changes in PRC regulation of Internet business and related companies” on pages 49 and 50 of our most recent annual report on Form 20-F, as amended. Moreover, according to the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. During such reviews, the network platform operator may be required to suspend its operation or experience other disruptions to its operations. Cybersecurity review could also result in negative publicity with respect to the network platform operator and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations. Kaixin VIEs that operate online platforms in the PRC will be recognized as network platform operators. Therefore, the Measures of Cybersecurity Review shall apply to such network platform operators. As of the date of this prospectus, for entities that have been listed overseas before the implementation of the Measures of Cybersecurity Review and intend to issue additional shares rather than doing a public listing, the Measures of Cybersecurity Review do not clearly stipulate that such entities or their subsidiaries, as network platform operators, shall report to Cybersecurity Review Office for cybersecurity review. However, the Measures of Cybersecurity Reviews remain unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as us. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, Commerce & Finance Law Offices, based on its understanding of the relevant PRC laws and regulations currently in effect, is of the opinion that as of June 30, 2022, each of the contractual arrangements among our relevant wholly-owned PRC subsidiary, the VIEs and their respective shareholders is, and taken as a whole are, (i) valid and legally binding on each party thereto; and (ii) enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant Government Agencies in exercising their authority in connection with the interpretation and implementation thereof and the application of relevant PRC laws and policies thereto, and to general equity principles. However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws, regulations and rules. Thus, the PRC government may ultimately take a view contrary to the opinion of our PRC legal counsel. There can be no assurance that the PRC government authorities, such as the Ministry of Commerce (“MOFCOM”), or the Ministry of Industry and Information Technology (“MIIT”), or other authorities that regulate the telecommunications industry, would agree that our corporate structure or any of the above contractual arrangements comply with the PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant governmental authorities have broad discretion in interpreting these laws and regulations.

If our corporate structure and contractual arrangements are deemed by the MIIT or the MOFCOM or other regulators having competent authority to be illegal, either in whole or in part, we may have to modify such structure to comply with the regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking our business and operating licenses;

•	levying fines on us;

•	confiscating any of our income that they deem to be obtained through illegal operations;

•	shutting down our services;

•	discontinuing or restricting our operations in China;

•	imposing conditions or requirements with which we may not be able to comply;

•	requiring us to change our corporate structure and contractual arrangements;

•	restricting or prohibiting our use of the proceeds from overseas offerings to finance the VIEs’ business and operations; and

•	taking other regulatory or enforcement actions that could be harmful to our business.

See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to the VIEs do not comply with the PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish its interests in those operations” on pages from 34 to 36 of our most recent annual report on Form 20-F, as amended.

Furthermore, on March 15, 2019, the Foreign Investment Law was enacted by the National People’s Congress and it became effective on January 1, 2020. Although the Foreign Investment Law does not explicitly classify the VIE structure as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment” which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still may allow for future legislation by the State Council to provide the VIE structure as a form of foreign investment, in which case it will be uncertain as to whether our contractual arrangements with the VIEs will be deemed to be in violation of the market access requirements for foreign investments under the PRC laws and regulations, such as the 2021 Edition of the Special Administrative Measures for Foreign Investment Access (“Negative List”), issued by the MOFCOM on December 27, 2021, which came into effect on January 1, 2022. As of the date of this prospectus, the VIEs do not operate any business which are included in the Negative List, and thus we or the VIEs does not believe that we or the VIEs is subject to foreign investment restrictions. In addition, if future laws, administrative regulations or provisions prescribed by the State Council mandate require further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we could complete such actions in a timely manner, or at all, and our business and financial condition may be materially and adversely affected. Given the foregoing, uncertainties still exist in relation to the interpretation and implementation of the Foreign Investment Law, which may result in an adverse impact on our current corporate structure. If our contractual arrangements with the VIEs are defined or regarded as a form of foreign investment in the future, our corporate governance practice may be impacted and our compliance costs may increase. See “Risk Factors—Risks Related to Our Corporate Structure—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations” on pages from 37 and 38 of our most recent annual report on Form 20-F, as amended.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our current auditor, Marcum Asia CPAs LLP, is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus, our auditor was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 16, 2021. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act (the “HFCAA”) remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. MBP’s audit working papers related to us are located in the PRC. With respect to audits of companies with operations in the PRC, such as our Company and the PRC operating entities, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in the PRC without the approval of Chinese authorities. If trading in our ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our ordinary shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period for triggering the prohibition on trading. See “Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

Kaixin Auto Holdings transfers cash to its wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because Kaixin consolidates the financial statements of the VIEs for accounting purposes in reliance upon contractual arrangements, it is not able to make direct capital contribution to the VIEs and their subsidiaries. However, they may transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, its subsidiaries and the VIEs and its subsidiaries or investors, cash transfers are made among the parties based on business needs in compliance of relevant PRC laws and regulations. For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, the VIEs received financial support for daily operation of nil, nil, US$3.88 million, and $1.29 million from our subsidiaries, and our subsidiaries received financial support of nil, nil, US$3.90 million, and $0.90 million from the VIEs and their subsidiaries and of nil, nil, nil, and $1.25 million from the parent, respectively. For the years ended December 31, 2019, 2020 and 2021, no assets other than cash were transferred through our organization. For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no dividends or distributions were made to Kaixin by our subsidiaries. See “Item 3—Financial Information Related to the VIEs—Disaggregated Financial Information relating to the VIEs” on page 8 of our most recent annual report on Form 20-F, as amended, and “Item 18—Financial Statements” on page 140 of our most recent annual report on Form 20-F, as amended. No dividends or distributions have been declared to pay to the Company from our subsidiaries or the VIEs. No dividends or distributions were made by the Company to any U.S. investors. No settlement of the amounts owed under the VIE agreements was made. The Company does not have any present plan to pay any cash dividends on its ordinary shares or settle amounts owed under the VIE agreements in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. .

Under PRC laws and regulations, our PRC subsidiaries and the VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of our Company’s, our PRC subsidiaries’ and the VIEs’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Summary of Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders” on page 12; and “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders” on page 19; and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders” on page 43 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the VIEs, totaling US$5.5 million, US$7.6 million, US$117.1 million, and US$118.3 million as of December 31, 2019, 2020, and 2021, and June 30, 2022, respectively. See “Dividend Distributions and Cash Transfers within our Organization” on page 14.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets. See “Summary of Risk Factors—Risks Related to Our Corporate Structure—As a holding company with no material operations of our own, we conduct our operations through our subsidiaries and VIEs organized under the laws of the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets” on page 10; and “Item 3. Key Information—D. Risk Factors—Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and operate our business through VIE structure” on page 33 of our most recent annual report on Form 20-F, as amended.

This prospectus provides a general description of the securities we or the selling securityholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may, from time to time, offer and sell these securities and selling securityholders may, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our ordinary shares are listed on Nasdaq under the symbol “KXIN.” On October 26, 2022, the last reported sale price of the ordinary shares on Nasdaq was US$0.5599 per ordinary share.

We have experienced and may continue to experience price volatility in our ordinary shares. See related risk factors in our most recent annual report on Form 20-F, as amended.

Investing in our securities involves risks. See “Risk Factors” beginning on page 18 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, as amended, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$80,000,000, and the selling securityholders referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 52,562,303 ordinary shares (including ordinary shares issuable upon exercise of the warrants) and 7,138,863 warrants in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with additional or different information. Neither we nor the selling securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“Business Combination” are to the transactions contemplated by the share exchange agreement dated as of November 2, 2018 by and among CM Seven Star Acquisition Corporation, KAG and Renren, pursuant to which we acquired 100% of the equity interests of KAG from Renren on April 30, 2019;

•	“CAGR” are to compound annual growth rate;

•	“car parc” are to the total number of light vehicles, including cars, sport utility vehicles and light trucks in a region or market at a specific point in time;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan;

•	“Dealerships” are to our dealership businesses operated by special purpose holding companies in which we possess majority ownership and voting control;

•	“Dealership Outlets” are to retail premises operated by our Dealerships;

•	“Haitaoche” are to Haitaoche Limited;

•	“Haitaoche Acquisition” are to the transaction closed on June 25, 2021 in which Kaixin issued to shareholders of Haitaoche an aggregate of 74,035,502 ordinary shares of Kaixin in exchange of 100% share capital of Haitaoche;

•	“Jieying Legal Representative” are to the legal representative of Zhejiang Jieying Auto Retail Co., Ltd., Mr. Xiaolei Gu;

•	“KAG” are to Kaixin Auto Group, our wholly-owned subsidiary acquired from Renren;

•

“Kaixin,” “we,” “us,” “our company” or “our” are to Kaixin Auto Holdings, our Cayman Islands holding company, and in the context of describing the combined and consolidated financial statements, also includes Kaixin’s subsidiaries and consolidated affiliated entities;

•	“other in-network dealers” are to other dealerships with which we have commercial relationships, including consumer financing referrals, or who are users of our Dealer SaaS platform;

•	“PRC operating entities” are to the VIEs and their subsidiaries;

•	“Renren” are to Renren Inc., its subsidiaries its consolidated affiliated entities, and subsidiaries of its consolidated affiliated entities. The ADSs of Renren Inc. are listed on New York Stock Exchange under the symbol RENN;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“Shanghai Auto” are to Shanghai Renren Automotive Technology Group Co., Ltd., our wholly-owned PRC subsidiary;

•	“SaaS” are to “software-as-a-service”;

•	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to accounting principles generally accepted in the United States;

•	“variable interest entities” or “VIEs” are to certain variable interest entities, including (i) Shanghai Qianxiang Changda Internet Information Technologies Development Co., Ltd., or Qianxiang Changda, and Zhejiang Jieying Auto Retail Co., Ltd., or Zhejiang Jieying, formerly known as Shanghai Jieying Auto Retail Co., Ltd., (together, the “Kaixin VIEs”, each a “Kaixin VIE”), and (ii) Qingdao Shengmeilianhe Import Automobile Sales Co., Ltd. (or “Qingdao Shengmei” or the “Haitaoche VIE”; and together with the Kaixin VIEs, the “VIEs”). The VIEs are 100% owned by PRC citizens and a PRC entity owned by PRC citizens, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries;

•	“Zhejiang Kaixin” are to Zhejiang Kaixin Automobile Co., Ltd., our wholly-owned subsidiary;

•	“Shanghai Renren” are to Shanghai Renren Finance Leasing Co. Ltd., our wholly-owned PRC subsidiary; and

•	“Zhejiang Taohaoche” are to Zhejiang Taohaoche Technology Co., Ltd., our wholly-owned PRC subsidiary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future business development, results of operations, and financial condition;

●	expected growth of the PRC automotive and related industries;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with distributors, customers, suppliers, strategic partners and other stakeholders;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	other factors that may affect our financial condition, liquidity, and results of operations;

●	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended; and

●	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You are cautioned to consider these and any other factors that are discussed in the section entitled “Risk Factors” elsewhere in this prospectus, in our most recent Annual Report on Form 20-F, as amended, and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

PROSPECTUS SUMMARY

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our PRC subsidiaries and the VIEs and their subsidiaries in China. We consolidate the financial statements of the VIEs and their subsidiaries in reliance upon certain contractual arrangements under the U.S. GAAP, which are not equivalent to equity ownership in the business of the VIEs, and we have no equity ownership in the VIEs. Our securities offered in this offering are securities of our offshore holding company instead of securities of the VIEs or their subsidiaries in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. For a description of the VIE contractual arrangements, see “Prospectus Summary—Our Corporate Structure— Contractual Arrangements with the VIEs and Their Shareholders”. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs and their subsidiaries. As used in this prospectus, “we”, “us”, “our Company”, “the Company” or “our” refers to Kaixin Auto Holdings, a Cayman Islands company, and, in the context of describing its consolidated financial information, also includes Kaixin Auto Holdings’ subsidiaries, the VIEs, and the VIEs’ subsidiaries. Investors of our ordinary shares are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company.

Contractual arrangements were entered into by and among our wholly-owned PRC subsidiary Shanghai Auto and Zhejiang Taohaoche, the VIEs and the shareholders of the VIEs, which include loan agreements, equity option agreements, powers of attorney, business operation agreements, equity pledge agreements, exclusive technology support and technology service agreements, and intellectual property right license agreements. These contractual arrangements enable us to consolidate the financial statements of the VIEs under U.S. GAAP and be regarded as the primary beneficiary of the VIEs for accounting purposes. See “Prospectus Summary— Our Corporate Structure— Contractual Arrangements with the VIEs and Their Shareholders”. The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. Moreover, the contractual arrangements between our subsidiaries and the VIEs have not been tested in a court of law in China as of the date of this prospectus.

The following diagram illustrates our corporate structure, including our significant subsidiaries, the VIEs and their subsidiaries, as of June 30, 2022:

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Contractual Arrangements with the VIEs and Their Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, and certain other businesses. We are a company registered in the Cayman Islands, and our PRC subsidiaries, are considered foreign-invested enterprises. To comply with the PRC laws and regulations, we conduct a substantial portion of our business in China through the VIEs, including the Kaixin VIEs, i.e. Zhejiang Jieying and Qianxiang Changda, and the Haitaoche VIE, i.e. Qingdao Shengmei, and their respective subsidiaries, based on a series of contractual arrangements by and among Shanghai Auto, Shanghai Renren, Zhejiang Taohaoche, the VIEs and their respective shareholders. Through these contractual arrangements, we exert certain control over the VIEs and thus have satisfied the conditions to consolidate their operating results in our financial statements under U.S. GAAP. Accordingly, we are the primary beneficiary of the VIEs for accounting purposes. The following is a summary of the contractual arrangements.

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Agreements Related to the Kaixin VIEs

Loan Agreements

Shanghai Auto entered into loan agreements with each shareholder of Qianxiang Changda in 2017, and Shanghai Renren entered into loan agreements with each shareholder of Zhejiang Jieying in 2022. Pursuant to these loan agreements, Shanghai Auto and Shanghai Renren has granted an interest-free loan to each Kaixin VIE shareholder, which may only be used for the purpose of a capital contribution to the Kaixin VIEs. The loans can only be repaid with the proceeds derived from the sale of all of the equity interests in the Kaixin VIEs to Shanghai Auto/Shanghai Renren or its designated representatives. The term of each loan is 10 years from the actual drawing down of the loan by the relevant Kaixin VIE shareholders, and will be automatically extended for another 10 years unless a written notice to the contrary is given by Shanghai Auto/Shanghai Renren to the Kaixin VIE shareholders three months prior to the expiration of the loan. The Kaixin VIE shareholders undertake, among other things, not to transfer any of their respective equity interests in the Kaixin VIEs to any third party.

Equity Option Agreements

Shanghai Auto entered into equity option agreements with each shareholder of Qianxiang Changda in 2017, and Shanghai Renren entered into equity option agreements with each shareholder of Zhejiang Jieying in 2022. Pursuant to these equity option agreements, each of the Kaixin VIE shareholder has granted Shanghai Auto/Shanghai Renren an option to acquire all of his or her equity interests in the applicable Kaixin VIE at the price equivalent to the lowest price then permitted under the PRC law, with Shanghai Auto/Shanghai Renren making payment of such price by cancelling all or an equivalent portion of the loan under the applicable loan agreement with such Kaixin VIE shareholder. Shanghai Auto/Shanghai Renren may, at its sole discretion, at any time exercise the option granted by the Kaixin VIE shareholder. Moreover, Shanghai Auto/Shanghai Renren may transfer such option to any third party. The Kaixin VIE shareholders may not, among other obligations, transfer, donate, pledge or otherwise dispose of their equity interests in any way, increase or decrease the registered capital of the Kaixin VIEs, or enter into any material contracts except in the ordinary course of business unless otherwise expressly agreed to by Shanghai Auto/Shanghai Renren. The equity option agreements will remain in effect until all equity interests have been acquired by Shanghai Auto directly or through its designated representative or Shanghai Auto/Shanghai Renren terminates the agreements unilaterally with 30 days prior written notice.

Powers of Attorney

Each shareholder of Zhejiang Jieying signed a power of attorney in 2022 pursuant to which he or she irrevocably authorizes Shanghai Renren or any person designated by Shanghai Renren to vote on Zhejiang Jieying shareholder’s behalf at the shareholders’ meetings of Zhejiang Jieying and exercise full voting rights as a Zhejiang Jieying shareholder, including but not limited to, the right to propose a shareholders’ meeting, to accept any notification about the holding of such meeting, to attend the shareholders’ meeting and exercise full voting rights, and to sell or transfer any portion of Zhejiang Jieying shareholder’s equity interests in Zhejiang Jieying.

Business Operation Agreements

Shanghai Auto entered into a business operation agreement with Qianxiang Changda and its shareholders in 2017, and Shanghai Renren entered into a business operation agreement with Zhejiang Jieying and its shareholders in 2022, pursuant to which (1) each Kaixin VIE shall not enter into any transactions which may materially affect such Kaixin VIE’s assets, obligations, rights and operations; (2) each Kaixin VIE and its shareholders shall accept and strictly execute the proposals provided by Shanghai Auto/Shanghai Renren in respect of the employment and dismissal of such Kaixin VIE’s employees and the daily business management and financial management of such Kaixin VIE; and (3) each Kaixin VIE and its shareholders shall only appoint individuals designated by Shanghai Auto/Shanghai Renren as the executive director or director of the board of directors. Each of the Kaixin VIE shareholders must sign powers of attorney assigning their powers and rights to Shanghai Auto/Shanghai Renren. The term of each business operation agreement is 10 years and will be extended automatically for another 10 years except where Shanghai Auto/Shanghai Renren provides prior written notice otherwise.

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Equity Pledge Agreements

Shanghai Auto entered into equity pledge agreements with each shareholder of Qianxiang Changda in 2017, and Shanghai Renren entered into equity pledge agreements with each shareholder of Zhejiang Jieying in 2022. Pursuant to these equity pledge agreements, the Kaixin VIE shareholders have pledged all of their equity interests in the Kaixin VIEs as priority security interest in favor of Shanghai Auto/Shanghai Renren to guarantee Kaixin VIEs and their shareholders’ performance of their obligations under, where applicable, (i) the loan agreements; (ii) the exclusive technology support and technology services agreements; (iii) the intellectual property right license agreements; and (iv) the equity option agreements. Shanghai Auto/Shanghai Renren is entitled to exercise its right to dispose of the Kaixin VIE shareholders’ pledged interests in the equity of the Kaixin VIEs and has priority in receiving payment by the application of proceeds from the auction or sale of such pledged interests, in the event that any breach or default event under the equity pledge agreements occurs. Each equity pledge agreement will remain in full force and remain effective until the earlier of (1) the date on which all debts secured have been fully paid; (2) the date on which Shanghai Auto/Shanghai Renren exercises its right under the applicable equity pledge agreement; or (3) the relevant Kaixin VIE shareholder transfers all of his or her equity interests in the applicable Kaixin VIE to a third party according to the equity option agreement.

Exclusive Technology Support and Technology Services Agreements

Shanghai Auto entered into an exclusive technology support and technology services agreement with Qianxiang Changda in 2017, and Shanghai Renren entered into an exclusive technology support and technology services agreement with Zhejiang Jieying in 2022, pursuant to which Shanghai Auto and Shanghai Renren provide exclusive technology support and technology services to the Kaixin VIEs. In exchange, the Kaixin VIEs pay service fees to Shanghai Auto/Shanghai Renren based on the specific fee rate stipulated by Shanghai Auto/Shanghai Renren, and Shanghai Auto/Shanghai Renren has the right to adjust the specific fee rate based on the quantity, scope and nature, among other factors, of the services provided by it to the Kaixin VIEs at any time. During the term of these agreements, Shanghai Auto/Shanghai Renren has the right to waive the fee under any bill at its sole discretion. Shanghai Auto/Shanghai Renren will exclusively own any intellectual property arising from the performance of these agreements. The term of each exclusive technology support and technology services agreement is 10 years.

Intellectual Property Right License Agreements

Shanghai Auto entered into intellectual property license agreements with Qianxiang Changda in 2017, and Shanghai Renren entered into intellectual property license agreements with Zhejiang Jieying in 2022, pursuant to which Shanghai Auto/Shanghai Renren grants to the Kaixin VIEs non-exclusive licenses to use certain intellectual property rights as listed in these agreements during the Kaixin VIEs’ normal business operations in the PRC. The Kaixin VIEs pay Shanghai Auto/Shanghai Renren license fees on a monthly basis. The parties have made record filings of copies of these agreements to the relevant authorities subject to the requirements of the PRC law. The term of each intellectual property license agreement is five years and will be automatically extended for an additional one year unless either party provides the other party with prior written notice of termination.

Commerce & Finance Law Offices, our PRC legal counsel, based on its understanding of the relevant PRC laws and regulations currently in effect, is of the opinion that as of the date of June 30, 2022, each of the Contractual Arrangements among Shanghai Auto, Shanghai Renren, the Kaixin VIEs and their respective shareholders is, and taken as a whole are, (i) valid and legally binding on each party thereto, and (ii) enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant Government Agencies in exercising their authority in connection with the interpretation and implementation thereof and the application of relevant PRC Laws and policies thereto, and to general equity principles.

However, our PRC legal counsel has also advised that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating our internet related value-added business do not comply with PRC government restrictions on foreign investment in the aforesaid business which we engage in, we could be subject to severe penalties including being prohibited from continuing operations. See “Item 3. Key Information — D. Risk Factors —Risks Related to Our Corporate Structure” and “Item 3. Key Information — D. Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us” included in our most recent annual report on Form 20-F, as amended.

Agreements Related to the Haitaoche VIE

Agreement on Disposal of Equity and Assets

Zhejiang Taohaoche entered into equity option agreements with each shareholder of Qingdao Shengmei on November 11, 2020. Pursuant to the exclusive option agreement, each Haitaoche VIE shareholder has granted Zhejiang Taohaoche an exclusive option to acquire all of his or her equity interests in the Haitaoche VIE at the price equivalent to the lowest price then permitted under the PRC law. Zhejiang Taohaoche may, at its sole discretion, at any time exercise the option granted by the Haitaoche VIE shareholder. Moreover, Zhejiang Taohaoche may transfer such option to any third party. The Haitaoche VIE shareholders may not, among other obligations, transfer, donate, pledge or otherwise dispose of their equity interests in any way, increase or decrease the registered capital of the Haitaoche VIE, or enter into any material contracts except in the ordinary course of business unless otherwise expressly agreed to by Zhejiang Taohaoche. The term of each equity option agreement is 10 years and can be unilaterally renewed by Zhejiang Taohaoche upon the expiration of the initial term of each such agreement.

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Business Operation Agreement

Zhejiang Taohaoche entered into a business operation agreement with each shareholder of Qingdao Shengmei on November 11, 2020. Pursuant to the business operation agreement, (1) each Haitaoche VIE shall not enter into any transactions which may materially affect such Haitaoche VIE’s assets, obligations, rights and operations; (2) each Haitaoche VIE and its shareholders shall accept and strictly execute the proposals provided by Zhejiang Taohaoche in respect of the employment and dismissal of such Haitaoche VIE’s employees and the daily business management and financial management of such Haitaoche VIE; and (3) each Haitaoche VIE and its respective shareholders shall only appoint individuals designated by Zhejiang Taohaoche as the executive director or director of the board of directors. Each of the Haitaoche VIE shareholders must sign powers of attorney assigning their powers and rights to Zhejiang Taohaoche. The term of each business operation agreement is 10 years and can be unilaterally renewed by Zhejiang Taohaoche upon the expiration of the initial term of each such agreement.

Powers of Attorney (Annex I of Business Operation Agreement)

Each shareholder of Qingdao Shengmei signed a power of attorney on November 11, 2020, pursuant to which he or she irrevocably authorizes Zhejiang Taohaoche or any person designated by Zhejiang Taohaoche to vote on such Zhejiang Taohaoche VIE shareholder’s behalf at the shareholders’ meetings of the Zhejiang Taohaoche VIE and exercise full voting rights as a Zhejiang Taohaoche VIE shareholder, including but not limited to, the right to propose a shareholders’ meeting, to accept any notification about the holding of such meeting, to attend the shareholders’ meetings and exercise full voting rights, and to sell or transfer any portion of the Zhejiang Taohaoche VIE shareholder’s equity interests in the Zhejiang Taohaoche VIE.

Equity Pledge Agreement

Zhejiang Taohaoche entered into equity pledge agreements with each shareholder of Qingdao Shengmei on November 11, 2020. Pursuant to the equity pledge agreement, the Haitaoche VIE shareholders have pledged all of their equity interests in the Haitaoche VIE as priority security interest in favor of Zhejiang Taohaoche to guarantee Haitaoche VIE and their shareholders’ performance of their obligations under, where applicable, (i) the exclusive consultancy and service agreement; (ii) the agreement on disposal of equity and assets; and (iii) business operation agreement. Zhejiang Taohaoche is entitled to exercise its right to dispose of the Haitaoche VIE shareholders’ pledged interests in the equity of the Haitaoche VIE and has priority in receiving payment by the application of proceeds from the auction or sale of such pledged interests, in the event that any breach or default event under the equity pledge agreements occurs.

Exclusive Consulting and Service Agreement

Zhejiang Taohaoche entered into exclusive consulting and service agreements with Qingdao Shengmei on November 11, 2020, pursuant to which Zhejiang Taohaoche provides exclusive consulting services to the Haitaoche VIE. In exchange, the Haitaoche VIE pay service fees to Zhejiang Taohaoche based on the specific fee rate stipulated by Zhejiang Taohaoche, and Zhejiang Taohaoche has the right to propose adjustment to the amount of technical consulting and service fees in view of the income and profit of the Haitaoche VIE during the quarter as determined pursuant to generally accepted accounting principles at the end of each quarter, and may deliver a notice to the Haitaoche VIE to adjust the amount of technical consulting and service fees. The Haitaoche VIE shall settle the technical consulting and service fee to Zhejiang Taohaoche in full and in time according to the requirements of the notice. Zhejiang Taohaoche will exclusively own any intellectual property arising from the performance of these agreements. The term of each exclusive consulting and service agreement is 10 years and can be unilaterally renewed by Zhejiang Taohaoche upon the expiration of the initial term of each such agreement.

Risks associated with our corporate structure and VIE contractual arrangements

Because we do not directly hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of operators in the automotive industry and automotive finance industry, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among Shanghai Auto, Shang Renren, the Kaixin VIEs and their shareholders and the contractual arrangements among Zhejiang Taohaoche, the Haitaoche VIE and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to consolidate the assets of the VIEs that conduct all or substantially all of our operations for accounting purposes. See “Item 3. Key Information—D. Risk Factors—Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and operate our business through VIE structure” on page 33 of our most recent annual report on Form 20-F, as amended.

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The contractual arrangements may not be effective as direct ownership in providing operational control. For instance, the VIEs and their shareholders could breach their contractual arrangements with Shanghai Auto, Shanghai Renren, or Zhejiang Taohaoche by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholders of the VIEs may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. In the event that the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information — D. Risk Factors —Risks Related to Our Corporate Structure — Any failure by the VIEs or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — The shareholders of the VIEs may have potential conflicts of interest with us. We do not have any arrangements in place to address such potential conflicts” included in our most recent annual report on Form 20-F, as amended.

We are subject to certain legal and operational risks associated with being based in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” included in our most recent annual report on Form 20-F, as amended.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Based on the opinion of our PRC legal counsel, Commerce & Finance Law Offices, as of the date of the prospectus, no explicit provisions under currently effective PRC laws, regulations and rules clearly stipulate that companies which have been indirectly listed through contractual arrangements like us are required to obtain the approvals from Chinese authorities when they intend to issue additional securities to foreign investors. However, our PRC legal counsel has also advised that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the opinion of our PRC legal counsel. If our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our most recent annual report on Form 20-F, as amended. Moreover, the Standing Committee of the National people’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us, our subsidiaries, the VIEs or their subsidiaries to obtain permissions from PRC regulatory authorities to approve the VIE operations. If the China Securities Regulatory Commission or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, according to the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. Kaixin VIEs that operate online platforms in the PRC will be recognized as network platform operators. Therefore, the Measures of Cybersecurity Review shall apply to such network platform operators. As of the date of this prospectus, for entities that have been listed overseas before the implementation of the Measures of Cybersecurity Review and intend to issue additional shares rather than doing a public listing, the Measures of Cybersecurity Review do not clearly stipulate that such entities or their subsidiaries, as network platform operators, shall report to Cybersecurity Review Office for cybersecurity review. Therefore, the Measures of Cybersecurity Reviews remain unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as us. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. According to Measures on Security Assessment of Outbound Data Transfer issued by Cyberspace Administration of China on July 7, 2022, which will be entered into force on September 1, 2022 (“Measures on Outbound Data Transfer”), any data processor that provides data overseas and meets the specific conditions shall apply to the national cyberspace administration authority for the security assessment via the local provincial-level cyberspace administration authority. For any outbound data activity carried out before September 1, 2022 which is not in compliance with the provisions of Measures on Outbound Data Transfer, rectification shall be completed before March 1, 2023. Measures on Outbound Data Transfer remains unclear on the consequences of failing to pass the security assessment or the responsibility of failing to apply for the security assessment. We are not able to guarantee that we will pass such security assessment nor the business operations will not be significantly affected if we fail to pass such security assessment or fail to complete such rectification. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China (“CAC”) or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

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Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time before our securities may be delisted or prohibited from trading. In addition, on December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. Our auditor, Marcum Asia CPAs LLP, is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. The determination announced by the PCAOB on December 16, 2021 notes all of the accounting firms that the PCAOB is not able to inspect, and our auditor is not subject to such determination. However, recent developments with respect to audits of China-based companies, such as us, create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections” of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, initially filed with the SEC on April 29, 2022.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets. See “Summary of Risk Factors—Risks Related to Our Corporate Structure—As a holding company with no material operations of our own, we conduct our operations through our subsidiaries and VIEs organized under the laws of the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets” on page 10; and “Item 3. Key Information—D. Risk Factors—Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and operate our business through VIE structure” on page 33 of our most recent annual report on Form 20-F, as amended.

Business Overview

We conduct our business in China through our PRC subsidiaries and the VIEs and their subsidiaries. The following description of our business is a description of the business of our PRC subsidiaries and the VIEs and their subsidiaries. See “Corporate History and Structure— Contractual Arrangements with the VIEs and Their Shareholders” for a summary of the contractual arrangements.

Through our PRC subsidiaries and the VIEs and their subsidiaries, we are primarily engaged in the sales of domestic and imported automobiles in the PRC. We are committed to providing a superior car purchase and ownership experiences to customers.

Through the VIEs and their subsidiaries, we are a leading premium used auto dealership group in China. As of June 30, 2022, the VIEs and their subsidiaries had 3 active used car Dealerships covering 3 cities in China. On average, our Dealership operators have over ten years of experiences in the used car industry. Through the VIEs and their subsidiaries, we provide used car buyers in China with access to a wide selection of used vehicles across our network of Dealerships, with a focus on premium brands, such as Audi, BMW, Mercedes-Benz, Land Rover, Bentley, Rolls-Royce, and Porsche. In addition to auto sales, for the convenience of our customers, through the VIEs and their subsidiaries, we also provide financing channels to customers and other in-network dealers through partnerships with financial institutions.

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China is the world’s largest automotive market both in demand and supply in 2021. China’s used car market is characterized by the lack of brand differentiation and limited industry consolidation. Among more than 100,000 used car dealerships in China, the largest dealer brand commands only approximately 2% of the market, according to iResearch, a professional market research and consulting company in China.

Kaixin launched our first Dealership market in mid-2017, and the Dealerships sourced, marketed and sold approximately 6,005, 664, 1,630, and 190 vehicles to customers across China in 2019, 2020, 2021 and first half of 2022, respectively.

On June 25, 2021, we closed the Haitaoche Acquisition. Haitaoche is a China-based merchant for domestic and imported automobiles. Haitaoche, through its variable interest entities and subsidiaries, is a China-based merchant for domestic and imported automobiles. In addition to maintaining its domestic and imported new car sales business, it plans to expand into new energy vehicles and other business areas. Haitaoche aims to enter into strategic cooperation agreements with multiple new energy vehicle manufacturers in China and serve a wider group of distributors and consumers. Haitaoche sourced, marketed and sold approximately 43,133, 184, and 39 vehicles to customers across China in 2019, 2020, 2021 and first half of 2022, respectively.

By integrating the operations and resources of Haitaoche with the used car dealership business, the PRC operating entities are engaged in the sales of both new and used, domestic and imported automobiles and will be actively looking for opportunities to expand into the business area of new energy vehicles. The Company has set up the New Energy Vehicles Department in 2021 and started working on the R&D for producing a NEV prototype around mid-2022 and target to deliver the NEV to customers around early 2023. We released our new energy vehicle strategic plan on December 1, 2021, and we target to quickly expand our new energy vehicle team and start with developing commercial new energy vehicles for intra-city and inter-city logistics applications in the initial stage.

The Company has reached into a strategic partnership with Beijing Bujia Technology Co., Ltd. (“Bujia”), a leading automobile logistics service provider in China, and obtained a sales order for 5,000 new energy logistics vehicles with Bujia. Bujia will order a total of RMB1 billion (equivalent to around US$156 million) worth of new energy vehicles from our Company in 2022 and 2023, and the sales order is the initial implementation of the 10,000-unit intentional order reached between Kaixin and Bujia in 2021. We aim to continuously establish strategic partnerships with platforms that have big sales potentials and to make customized production according to customer needs.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, as amended.

Risks Related to the Business and Industry of our PRC operating entities

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have a history of losses and negative cash flows from operating activities, and we may not achieve or maintain profitability in the future;

●	We have a limited operating history in the automobile sales business. Our historical financial and operating performance may not be indicative of, or comparable to, its future prospects and results of operations;

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●	Our subsidiaries and the PRC operating entities’ Dealerships conduct various aspects of their business, and they face risks associated with the Dealerships, their employees and other personnel;

●	Our subsidiaries and the PRC operating entities may not be able to successfully expand or maintain our network of Dealerships;

●	Any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may expose us to potential risks and have an adverse effect on our business, results of operations or financial condition;

●	The quality of the premium used automobiles that our subsidiaries and the PRC operating entities offer is critical to the success of our business;

●	Our success depends upon the continued contributions of our sales representatives;

●

Our subsidiaries and the PRC operating entities rely on a limited number of financial institutions to fund the consumer auto financing transactions that they facilitate, and any adverse changes in their relationships with such financial institutions may materially and adversely impact their business and results of operations; and

●	We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

For more detailed discussions of these risks, see “Risk Factors—Risks Related to Our Business and Industry” on pages 12 to 31 of our annual report on Form 20-F, as amended, initially filed with the SEC on April 29, 2022.

Risks Related to Our Corporate Structure

Risks and uncertainties relating to our corporate structure include, but are not limited to, the following:

●

As a holding company with no material operations of our own, we conduct our operations through our subsidiaries and VIEs organized under the laws of the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to consolidate for accounting purposes the assets of the VIEs that conduct all or substantially all of our operations. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and operate our business through VIE structure” on page 33 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended; and “Risk Factors — Risks Related to Our Corporate Structure — Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and operate our business through VIE structure” on page 18.

●	Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC law. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — Any failure by the VIEs or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” on pages 33 and 34 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●

The shareholders of the VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. The shareholders of the VIEs may breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material adverse effect on our ability to be regarded as the primary beneficiary of the VIEs for accounting purposes. In addition, we do not have any arrangements in place to address such potential conflicts. As such, if we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — The shareholders of the VIEs may have potential conflicts of interest with us. We do not have any arrangements in place to address such potential conflicts” on page 34 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	Kaixin Auto Holdings is a Cayman Islands holding company with no equity ownership in the VIEs and we conduct our operations in China through our PRC subsidiaries and the VIEs with which we have maintained contractual arrangements. Investors in our securities are not purchasing equity interests in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that the contractual arrangements in relation to the VIEs do not comply with the PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our PRC subsidiaries, the VIEs, and investors of Kaixin Auto Holdings face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — If the PRC government deems that the contractual arrangements in relation to the VIEs do not comply with the PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations and our securities may significantly decline in value or become worthless” on pages 34 to 36 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

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●

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that the VIEs owe additional taxes, which could negatively affect our financial condition and the value of our ordinary shares. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that the VIEs owe additional taxes, which could negatively affect our financial condition and the value of our ordinary shares” on page 36 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	We may lose the ability to use and enjoy assets held by the VIEs that are material to the operation of our business if either entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — We may lose the ability to use and enjoy assets held by the VIEs that are material to the operation of our business if either entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding” on page 36 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected” on page 37 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended; and

●	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations” on pages 37 and 38 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended.

For more detailed discussions of these risks, see pages 33 to 38 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, initially filed with the SEC on April 29, 2022.

Risks Related to Doing Business in China

We, our subsidiaries and the PRC operating entities are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” on page 18 of this prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities”;

●

Uncertainties with respect to the PRC legal system could adversely affect us. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, there are significant risks and uncertainties regarding enforcement of laws in China and rules and regulations in China can change quickly with little advance notice. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” on page 18 of this prospectus;

●	Our ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor. The delisting and the cessation of trading of our ordinary shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period for triggering the prohibition on trading. Our current auditor, Marcum Asia CPAs LLP, is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. The determination announced by the PCAOB on December 16, 2021 notes all of the accounting firms that the PCAOB is not able to inspect, and our auditor is not subject to such determination. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections” on pages 50 and 51 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

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●

The PRC government’s significant oversight over our business operations could result in a material adverse change in our operations and the value of our ordinary shares. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. It remains that we are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on pages 43 through 45 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators. See “Risk Factors — Risks Related to Doing Business in China — It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China” on page 19 of this prospectus;

●

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 43 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 44 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	We are required to obtain certain licenses and permits for our business operations, and we may not be able to obtain or maintain such licenses or permits. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We are required to obtain certain licenses and permits for our business operations, and we may not be able to obtain or maintain such licenses or permits” on pages 44 and 45 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●	PRC regulations relating to offshore investment activities by PRC residents may limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to offshore investment activities by PRC residents may limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws” on pages 47 and 48 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

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●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future” on pages 49 and 50 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended;

●

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this Annual Report based on foreign laws. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this Annual Report based on foreign laws.” on page 43 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended; and

For more detailed discussions of these risks, see “Risk Factors—Risks Related to Doing Business in China” on pages 18 to 19 of this prospectus and pages 38 to 51 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, initially filed with the SEC on April 29, 2022.

Risks Related to our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to our ordinary shares, including, but not limited to, the following:

●	The market price movement of our ordinary shares may be volatile;

●	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price; and

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

For more detailed discussions of these risks, see “Risk Factors—Risks Related to our Ordinary Shares” on pages 52 to 57 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, initially filed with the SEC on April 29, 2022.

Permissions Required from the PRC Authorities for Our Operations and Issuance of Securities to Foreign Investors

We conduct our business primarily through our subsidiaries, the VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our Company, the VIEs and their subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us, our subsidiaries, the VIEs or their subsidiaries to obtain permissions from PRC regulatory authorities to approve the VIE operations.

According to Article 7 of the Measures of Cybersecurity Review which was promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. Kaixin VIEs that operate online platforms in the PRC will be recognized as network platform operators. Therefore, the Measures of Cybersecurity Review shall apply to such network platform operators. As of the date of this prospectus, for entities that have been listed overseas before the implementation of the Measures of Cybersecurity Review and intend to issue additional shares rather than doing a public listing, the Measures of Cybersecurity Review do not clearly stipulate that such entities or their subsidiaries, as network platform operators, shall report to Cybersecurity Review Office for cybersecurity review. The Measures of Cybersecurity Reviews remain unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as us. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. According to Article 4 and Article 20 of Measures on Outbound Data Transfer, data processors that provide data overseas and meet the specific conditions shall apply to the national cyberspace administration authority for the security assessment via the local provincial-level cyberspace administration authority. For any outbound data activity carried out before September 1, 2022 which is not in compliance with the provisions of Measures on Outbound Data Transfer, rectification shall be completed before March 1, 2023. Measures on Outbound Data Transfer remains unclear on the consequences of failing to pass the security assessment or the responsibility of failing to apply for the security assessment. We are not able to guarantee that we will pass such security assessment nor our business operations will not be significantly affected if we fail to pass such security assessment or fail to complete such rectification. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) (the “Draft Overseas Listing Administration Provisions”) and Administrative Measures on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) (the "Draft Overseas Listing Filing Measures”, together with the Draft Overseas Listing Administration Provisions, the “Draft Overseas Listing Rules”) for public consultations. The Draft Overseas Listing Administration Provisions, if adopted in its current form, will comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities, and will regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Draft Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. In addition, according to the filing measures, Draft Overseas Listing Filing Measures, after its overseas listing, an issuer shall fulfill the filing procedure with the CSRC. Considering that: (i) the Draft Overseas Listing Rules are released for comments and have not come into effect; and (ii) we had not received any inquiry, notice, warning, or sanctions regarding this offering from CSRC or any other PRC authorities with respect to the filing requirement under the Draft Overseas Listing Rules as of the date of this prospectus, we are not required to submit applications for the approval of the CSRC according to Draft Overseas Listing Rules at this stage. However, as the Draft Overseas Listing Rules have not been formally adopted, and due to the lack of further clarifications or detailed rules and regulations, there are still uncertainties as to how the aforementioned rules will be interpreted or implemented and whether the PRC authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation and there is no assurance that PRC authorities, including the CSRC, would take the same view.

As of the date of this prospectus, for entities that have been listed overseas before the implementation of the Measures of Cybersecurity Review and intend to issue additional shares rather than doing a public listing, the Measures of Cybersecurity Review do not clearly stipulate that such entities or their subsidiaries, as network platform operators, shall report to Cybersecurity Review Office for cybersecurity review. However, the Measures of Cybersecurity Reviews remain unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as us. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. Since the Draft Overseas Listing Rules are released for comments and have not come into effect, we are not required to submit applications for the approval of the CSRC according to Draft Overseas Listing Rules at this stage. However, as the Draft Overseas Listing Rules have not been formally adopted, and due to the lack of further clarifications or detailed rules and regulations, there are still uncertainties as to how the aforementioned rules will be interpreted or implemented and whether the Chinese authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation and there is no assurance that Chinese authorities, including the CSRC, would take the same view. In addition, the business activities of the VIEs is automobiles distribution, in which special government permissions or approvals is not required, provided that such activities shall comply with the general regulatory rules necessary for the VIEs’ operations, such as rules in relation to the administration of industry and commerce registration and taxation. Based on the opinion of our PRC legal counsel, Commerce & Finance Law Offices, as of the date of the prospectus, no explicit provisions under currently effective PRC laws, regulations and rules clearly stipulate that the companies which have been indirectly listed through contractual arrangements like us are required to obtain the approvals from Chinese authorities when they intend to issue additional securities to foreign investors. However, our PRC legal counsel has also advised that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the opinion of our PRC legal counsel.

We are primarily engaged in the sales of domestic and imported automobiles in the PRC. As of the date of June 30, 2022, the PRC operating entities engaged in the sales of domestic and imported automobiles are Inner Mongolia Jieying Kaihang Auto Retail Co., Ltd., Wuhan Jieying Chimei Automobile Service Co., Ltd., Chongqing Jieying Shangyue Auto Brokerage Co., Ltd., Zhejiang Taohaoche Technology Co,. Ltd. and Ningbo Jiusheng Auto Sales and Service Co., Ltd. On September 7, 2022, Ningbo Jiusheng Auto Sales and Service Co., Ltd. was dissolved. Based on the opinion of our PRC legal counsel, Commerce & Finance Law Offices, as of the date of this prospectus, the remaining PRC operating entities which engaged in the sales of domestic and imported automobiles in the PRC have obtained the requisite licenses and permits from the Chinese authorities for the business operations in the PRC, including business licenses. However, we cannot assure that PRC operating entities are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our PRC operating entities’ present or future business. The subsidiaries’ and the PRC operating entities’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the subsidiaries and the PRC operating entities or our industry or by intervention or interruption by PRC governmental authorities, if we, the subsidiaries or the PRC operating entities (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we the subsidiaries or the PRC operating entities are required to obtain such permissions or approvals in the future.

Dividend Distributions and Cash Transfers within our Organization

Kaixin Auto Holdings transfers cash to its wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because Kaixin consolidates the financial statements of the VIEs under the U.S. GAAP in reliance upon contractual arrangements and is regarded as the primary beneficiary of the VIEs for accounting purposes, Kaixin’s subsidiaries are not able to make direct capital contribution to the VIEs and their subsidiaries. However, Kaixin’s subsidiaries may transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, its subsidiaries and the VIEs and its subsidiaries or investors, cash transfers are made among the parties based on business needs in compliance of relevant PRC laws and regulations. For the years ended December 31, 2019, 2020, and 2021 and for the six months ended June 30, 2022, the VIEs received financial support for daily operation of nil, nil, US$3.88 million, and US$1.29 million from our subsidiaries, and our subsidiaries received financial support of nil, nil, US$3.90 million, and US$0.90 million from the VIEs and their subsidiaries and of nil, nil, nil, and US$1.25 million from the parent, respectively. For the years ended December 31, 2019, 2020, and 2021 and the six months ended June 30, 2022, no assets other than cash were transferred through our organization.

13

The cash flows that have occurred between our Company, its subsidiaries and the VIEs are summarized as follows:

	For six months ended June 30,2022
	Transfer to
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
	Parent	Consolidated	Consolidated

Transfer from	(in thousands)
Parent	$—	$—	$1,252
VIEs and their subsidiaries	$—	$—	$897
Non-VIE subsidiaries	$—	$1,291	$—

For the year ended December 31,2021
Transfer to
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
	Parent	Consolidated	Consolidated

Transfer from	(in thousands)
Parent	$—	$—	$—
VIEs and their subsidiaries	$—	$—	$3,897
Non-VIE subsidiaries	$—	$3,880	$—

For the year ended December 31,2020
Transfer to
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
Transfer from	Parent	Consolidated	Consolidated
Parent	$—	$—	$—
VIEs and their subsidiaries	$—	$—	$—
Non-VIE subsidiaries	$—	$—	$—

For the year ended December 31,2019
Transfer to
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
Transfer from	Parent	Consolidated	Consolidated
Parent	$—	$—	$—
VIEs and their subsidiaries	$—	$—	$—
Non-VIE subsidiaries	$—	$—	$—

For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, no dividends or distributions were made to Kaixin by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries and the VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the VIEs, totaling US$5.5 million, US$7.6 million, US$117.1 million, and US$118.3 million as of December 31, 2019, 2020 and 2021, and June 30, 2022, respectively. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries and the VIEs to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” of our annual report for the fiscal year ended December 31, 2021, as amended, initially filed with the SEC on April 29, 2022. Additionally, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” of our annual report for the fiscal year ended December 31, 2021, as amended, initially filed with the SEC on April 29, 2022.

14

Kaixin has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, neither any of our subsidiary or the VIEs or their subsidiaries has made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” included in our most recent annual report on Form 20-F, as amended.

Condensed Consolidating Schedule

The following tables present the condensed consolidating schedule of financial information for our Company, our subsidiaries, the VIEs and the VIEs’ subsidiaries for the periods indicated.

Disaggregated Financial Information relating to the VIEs

Selected Condensed Consolidated Balance Sheet Data

		As of June 30, 2022
		Non-VIE	WFOE and their	VIEs and their
	Parent	Subsidiaries	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	Consolidated	elimination	Consolidation
		(in thousands)
Amount due from VIE	$6,846	$13,711	$32,103	$-	$(52,660)	$-
Total current assets	$15,427	$25,644	$34,434	$14,926	$(52,660)	$37,771
Investments in subsidiaries and VIEs	$(3,815)	$-	$14,879	$-	$(11,064)	$-
Total non-current assets	$(3,815)	$14,204	$14,879	$36	$(11,064)	$14,240
Total assets	$11,612	$39,848	$49,313	$14,962	$(63,724)	$52,011
Amount due to non-VIE	$-	$-	$-	$52,660	$(52,660)	$-
Total current liabilities	$3,850	$54,297	$4,543	$19,918	$(52,660)	$29,948
Total non-current liabilities	$-	$6,255	$-	$-	$-	$6,255
Total liabilities	$3,850	$60,552	$4,543	$19,918	$(52,660)	$36,203

Note: In June 2022, Shanghai Renren Financial Leasing Co., Ltd.(“Shanghai leasing”) which is a wholly owned subsidiary of the Company, Zhejiang Jieying and Zhejiang Jieying’s nominee shareholders signed a series of amended and restated agreements that replaced the original VIE agreements between Zhejiang Kaixin and Zhejiang Jieying and their nominee shareholders in December 2021.

In June 2022, the VIE contractual arrangements between Zhejiang Taohaoche, Ningbo Jiusheng and its nominee shareholders terminated and Ningbo Jiusheng was transferred from the nominee shareholders to Kaixin. Since Zhejiang Taohaoche and Ningbo Jiusheng are companies under common control, the terminated contractual arrangements had no substantial effect on consolidation.

	As of December 31, 2021
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Amount due from VIE	$—	$42,524	$(29)	$—	$(42,495)	$—
Total current assets	$—	$47,250	$2,199	$51,983	$(42,495)	$58,937
Investments in subsidiaries and VIEs	$5,130	$—	$—	$—	$(5,130)	$—
Total non-current assets	$5,130	$14,897	$—	$326	$(5,130)	$15,223
Total assets	$5,130	$62,147	$2,199	$52,309	$(47,625)	$74,160
Amount due to non-VIE	$—	$—	$—	$42,495	$(42,495)	$—
Total current liabilities	$—	$52,479	$39	$19,360	$(42,495)	$29,383
Total non-current liabilities	$—	$6,698	$—	$—	$—	$6,698
Total liabilities	$—	$59,177	$39	$19,360	$(42,495)	$36,081

	As of December 31, 2020
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Total current assets	$—	$—	$—	$1,753	$—	$1,753
Investments in subsidiaries and VIEs	$—	$—	$—	$—	$—	$—
Total non-current assets	$—	$—	$—	$4,840	$—	$4,840
Total assets	$—	$—	$—	$6,593	$—	$6,593
Total current liabilities	$—	$—	$—	$430	$—	$430
Total non-current liabilities	$—	$—	$—	$—	$—	$—
Total liabilities	$—	$—	$—	$430	$—	$430

15

Selected Condensed Consolidated Statement of Operations Data

		For the six months ended June 30,2022
		Non-VIE	WFOE and their	VIEs and their
	Parent	Subsidiaries	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	Consolidated	elimination	Consolidation
		(in thousands)
Revenue	$-	$1,397	$1,476	$30,424	$-	$33,297
Cost of revenue	$-	$1,493	$1,465	$30,116	$-	$33,074
Gross profit	$-	$(96)	$11	$308	$-	$223
Operating expenses	$1,143	$10,162	$34	$21,686	$-	$33,025
(Loss) income from operations	$(1,143)	$(10,258)	$(23)	$(21,378)	$-	$(32,802)
Share of loss from subsidiaries	$(69,471)	$-	$-	$-	$69,471	$-
Net loss	$(70,614)	$(43,597)	$(9)	$(25,772)	$69,471	$(70,521)
Less: net income attributable to non-controlling interests	$-	$93	$-	$-	$-	$93
Net loss attributable to the Company’s shareholders	$(70,614)	$(43,690)	$(9)	$(25,772)	$69,471	$(70,614)

	For the year ended December 31,2021
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Revenue	$—	$—	$—	$253,840	$—	$253,840
Cost of revenue	$—	$—	$—	$248,583	$	$248,583
Gross profit	$—	$—	$—	$5,257	$—	$5,257
Operating expenses	$—	$186,622	$69	$1,179	$	$187,870
(Loss) income from operations	$—	$(186,622)	$(69)	$4,078	$	$(182,613)
Share of loss from subsidiaries	$(195,228)	$(68)	$—	$—	$195,296	$—
Net loss	$(195,228)	$(195,160)	$(68)	$(768)	$195,296	$(195,928)
Less: net income attributable to non-controlling interests	$—	$—	$—	$651	$—	$651
Net loss attributable to the Company’s shareholders	$(195,228)	$(195,160)	$(68)	$(1,419)	$195,296	$(196,579)

	For the years ended December 31,2020
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Revenue	$—	$—	$—	$1,207	$—	$1,207
Cost of revenue	$—	$—	$—	$1,207	$—	$1,207
Gross profit	$—	$—	$—	$—	$—	$—
Operating expenses	$—	$—	$—	$276	$—	$276
Loss from operations	$—	$—	$—	$(276)	$—	$(276)
Share of loss from subsidiaries	$—	$—	$—	$—	$—	$—
Net loss	$—	$—	$—	$(166)	$—	$(166)
Less: net loss attributable to non-controlling interests	$—	$—	$—	$—	$—	$—
Net loss attributable to the Company’s shareholders	$—	$—	$—	$(166)	$—	$(166)

	For the years ended December 31,2019
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Revenue	$—	$—	$—	$45,848	$—	$45,848
Cost of revenue	$—	$—	$—	$45,662	$—	$45,662
Gross profit	$—	$—	$—	$186	$—	$186
Operating expenses	$—	$—	$—	$322	$—	$322
Loss from operations	$—	$—	$—	$(136)	$—	$(136)
Share of loss from subsidiaries	$(1)	$—	$—	$—	$1	$—
Net loss	$(1)	$(1)	$—	$(109)	$1	$(110)
Less: net loss attributable to non-controlling interests	$—	$—	$—	$—	$—	$—
Net loss attributable to the Company’s shareholders	$(1)	$(1)	$—	$(109)	$1	$(110)

16

Selected Consolidated Statement of Cash Flows

		For the six months ended June 30,2022
		Non-VIE	WFOE and their	VIEs and their
	Parent	Subsidiaries	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	Consolidated	elimination	Consolidation
		(in thousands)
Net cash provided by (used in) operating activities	$(6,562)	$3,189	$51	$(1)	$-	$(3,323)
Net cash (used in) provided by investing activities	$-	$(133)	$-	$-	$-	$(133)
Net cash provided by financing activities	$4,071	$-	$-	$-	$-	$4,071
Effect of exchange rate changes	$-	$(291)	$-	$-	$-	$(291)
Net increase in cash, cash equivalents and restricted cash	$(2,491)	$2,765	$51	$(1)	$-	$324

	For the year ended December 31,2021
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Net cash provided by (used in) operating activities	$—	$1,109	$(120)	$(3,092)	$—	$(2,103)
Net cash (used in) provided by investing activities	$—	$(6,332)	$—	$2,822	$7,777	$4,267
Net cash provided by financing activities	$—	$9,777	$—	$—	$(7,777)	$2,000
Effect of exchange rate changes	$—	$—	$—	$492	$	$492
Net increase in cash, cash equivalents and restricted cash	$—	$4,554	$(120)	$222	$—	$4,656

	For the years ended December 31,2020
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Net cash used in operating activities	$—	$—	$—	$(1,135)	$—	$(1,135)
Net cash used in investing activities	$—	$—	$—	$(290)	$—	$(290)
Net cash provided by financing activities	$—	$—	$—	$2,132	$—	$2,132
Effect of exchange rate changes	$—	$—	$—	$(104)	$	$(104)
Net increase in cash, cash equivalents and restricted cash	$—	$—	$—	$603	$—	$603

	For the year ended December 31,2019
		Non-VIE	WFOEs that are	VIEs and their
	Parent	Subsidiaries	the primary beneficiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	of the VIEs	Consolidated	elimination	Consolidation

	(in thousands)
Net cash provided by operating activities	$—	$2	$—	$158	$—	$160
Net cash (used in) provided by investing activities	$—	$—	$—	$—	$—	$—
Net cash used in financing activities	$—	$—	$—	$(318)	$—	$(318)
Effect of exchange rate changes	$—	$—	$—	$144	$	$144
Net increase (decrease) in cash, cash equivalents and restricted cash	$—	$2	$—	$(16)	$—	$(14)

Corporate Information

Our principal executive offices are located at 9/F, Tower A, Dongjin International Center, Huagong Road, Chaoyang District, Beijing 100015, People’s Republic of China. Our telephone number at this address is +86 10 6720 4948. Our registered office is situated at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address or through the telephone number of our principal executive offices. Our main website is http://ir.kaixin.com. The information contained on our website is not a part of this prospectus.

17

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below, in the applicable prospectus supplement and under the heading “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, under the Exchange Act that are incorporated herein by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to Our Corporate Structure

Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and operate our business through VIE structure.

As a holding company with no material operations of our own, we conduct our operations through our subsidiaries, the VIEs and their subsidiaries, with which our subsidiaries maintain certain contractual arrangements. These contractual arrangements, which are not equivalent to equity ownership in the business of the VIEs, enable us to consolidate the financial results of the VIEs and their subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our Ordinary Shares offered in this offering are shares of our offshore holding company instead of shares of the VIE or its subsidiaries in China. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the relevant VIE Agreements, see “Item 4. Information on the Company — C. Organizational Structure” of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE or its subsidiaries.

The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to consolidate for accounting purposes the assets of the VIEs that conduct all or substantially all of our operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, for recent regulatory initiatives implemented by the relevant PRC government entities.

Additionally, any actions by the Chinese government to exert more oversight and control over securities that are listed overseas or foreign investment in China-based issuers could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Changes in PRC laws and regulations governing the VIE structure and its contractual arrangements could materially and adversely affect our business” of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets.

In addition, investing in our ordinary shares is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating entities established in the People’s Republic of China, or the PRC, primarily the variable interest entities and their subsidiaries, collectively, the VIEs and their subsidiaries. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of the VIEs, instead we consolidate the financial statements of the VIEs through certain contractual arrangements under the U.S. GAAP and are regarded as the primary beneficiary of the VIEs for accounting purposes. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to recent regulatory initiatives implemented by the competent PRC government entities.

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Risks Related to Doing Business in China

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

We conduct our business operations in China via our subsidiaries and the VIEs and their subsidiaries, which subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could significantly adversely affect our business operations and financial performance.

In addition, our business activities may be subject to various government and regulatory interference in the provinces in which we operate. We could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our securities, potentially rendering it worthless. As a result, both you and we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have little value as precedents in subsequent legal proceedings. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general and forms of foreign investment (including in respect of wholly foreign owned enterprises) in particular. These laws, regulations and legal requirements are relatively new and are often changing, and their interpretation and enforcement depend to a large extent on relevant government policy and involve significant uncertainties that could limit the reliability of the legal protections available to us.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, there are significant risks and uncertainties regarding enforcement of laws in China and rules and regulations in China can change quickly with little advance notice. In 2021, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

In the future, we and the VIEs may pursue potential strategic acquisitions that are complementary to our and the VIEs’ business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our and the VIEs’ ability to complete the Chinese authorities may promulgate new rules or explanations requiring that we and the VIEs obtain the approval of Chinese authorities for our and the VIEs’ completed or ongoing mergers and acquisitions. Any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in our operation, cause the value of our ordinary shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our ordinary shares to investors. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. It remains that we are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on pages 43 through 45 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may be adversely affected by the complexity and uncertainties of the changes in PRC regulation of Internet business and related companies” on pages 49 and 50 of our most recent annual report on Form 20-F, as amended.

We cannot predict the effects of future developments in government policy or the PRC legal system in general. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all, or may involve substantial costs and unforeseen risks. An inability to obtain, or the incurrence of substantial costs in obtaining, such permits, authorizations and approvals may have a material adverse effect on our business, financial condition and results of operations.

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Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security may have introduced uncertainty in our business operations and compliance status, which could result in materially adverse impact on our business, results of operations, our listing on Nasdaq, and this offering.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. Moreover, according to the Measures of Cybersecurity Reviews, which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall apply to the network security examination offices for cybersecurity review when it seeks to list its securities overseas. Kaixin VIEs that operate online platforms in the PRC will be recognized as network platform operators. Therefore, the Measures of Cybersecurity Review shall apply to such network platform operators. As of the date of this prospectus, for entities that have been listed overseas before the implementation of the Measures of Cybersecurity Review and intend to issue additional shares rather than doing a public listing, the Measures of Cybersecurity Review do not clearly stipulate that such entities or their subsidiaries, as network platform operators, shall report to Cybersecurity Review Office for cybersecurity review. As of the date of this prospectus, our Company, our subsidiaries, the VIEs and their subsidiaries have not been involved in any investigations or review initiated by Cyberspace Administration of China, nor has any of them received any inquiry, notice or sanction. Based on our understanding of the regulations and rules issued by Cyberspace Administration of China, we believe that we are not contrary to the currently effective regulations and policies issued by Cyberspace Administration of China to date. However, the Measures of Cybersecurity Reviews remain unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as ours. Measures on Outbound Data Transfer also remains unclear on the responsibilities and consequences of failing to apply for or pass the security assessment or failing to complete the rectification. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies such as ours. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the China Securities Regulatory Commission, or the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. On December 24, 2021, the China Securities Regulatory Commission, or the CSRC issued Provisions of the State Council on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) (the “Draft Overseas Listing Administration Provisions”) and Administrative Measures on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) (the "Draft Overseas Listing Filing Measures”, together with the Draft Overseas Listing Administration Provisions, the “Draft Overseas Listing Rules”) for public consultations. The Draft Overseas Listing Administration Provisions, if adopted in its current form, will comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities, and will regulate both direct and indirect to overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Draft Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. In addition, according to the filing measures, Draft Overseas Listing Filing Measures, an issuer issuing securities to be listed overseas after its listing overseas shall fulfill the filing procedure with the CSRC. Considering that: (i) the Draft Overseas Listing Rules are released for comments and have not come into effect; and (ii) we had not received any inquiry, notice, warning, or sanctions regarding this offering from CSRC or any other PRC authorities with respect to the filing requirement under the Draft Overseas Listing Rules as of the date of this prospectus, we are not required to submit applications for the approval of the CSRC according to Draft Overseas Listing Rules at this stage. However, as the Draft Overseas Listing Rules have not been formally adopted, and due to the lack of further clarifications or detailed rules and regulations, there are still uncertainties as to how the aforementioned rules will be interpreted or implemented and whether the PRC authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation and there is no assurance that PRC authorities, including the CSRC, would take the same view.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this Annual Report based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct all of our operations in China and all of our assets are located in China. In addition, except for our chief financial officer and director, Ms. Lucy Yang, who is a U.S. citizen, all other officers and directors are PRC nationals. All of our officers and directors reside within China, namely our chairman and chief executive officer, Mr. Mingjun Lin, our chief financial officer, Lucy Yang, and our directors Mr. Deqiang Chen, Mr. Xiaolei Gu, and Mr. Lin Cong. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. See “Item 6. Directors, Senior Management and Employees – A. Directors and senior management” of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended.

In addition, there is uncertainty as to whether the courts of the Cayman Islands and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the Cayman Islands or other jurisdictions against us or such persons predicated upon the securities laws of the United States or any of our state. In particular, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China regarding the judgments of a court in any of these non-PRC jurisdictions in relation to any matters not subject to a binding arbitration provision may be difficult or even impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

We are a Cayman Islands holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and repay any debt that we may incur. The ability of our PRC subsidiaries to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, which is determined in accordance with the PRC accounting standards and regulations. In addition, according to the PRC Company Law, each of our PRC subsidiaries, as a wholly foreign-owned enterprise in China, is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until the aggregate amount of such reserve reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may also restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the PRC tax authorities may require our PRC subsidiary that entered into contractual arrangement with our PRC VIEs to adjust its taxable income under the VIE arrangements it currently has in place with our VIEs and their respective shareholders in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “—Risks Related to Our Corporate Structure — Contractual arrangements in relation to our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that our VIEs owe additional taxes, which could negatively affect our financial condition and the value of our ordinary shares” of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended.

Furthermore, under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders” on page 43 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of US$80,000,000 in one or more offerings. The selling securityholders may sell from time to time pursuant to this prospectus up to 52,562,303 ordinary shares (including 7,138,863 ordinary shares issuable upon exercise of the warrants) and 7,138,863 warrants. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any securities by the selling securityholders. The selling securityholders will receive all of the net proceeds from the sale of any securities offered by them under this prospectus. The selling securityholders will bear any underwriting discounts and commission and expenses incurred by them for brokerage, accounting, tax, legal services or any other expenses incurred by the selling securityholders in disposing of these securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our third amended and restated memorandum and articles of association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into (a) 999,976,000 ordinary shares of a par value of US$0.00005 each, (b) 6,000 Series A convertible preferred shares of a par value of US$0.0001 each, and (c) 6,000 Series D convertible preferred shares of a nominal or par value of US$0.0001 each. As of the date of this prospectus, there are 197,295,193 ordinary shares, no Series A convertible preferred share, and 6,000 Series D convertible preferred shares issued and outstanding.

Our Third Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Third Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares and warrants.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our third amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividends, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share shall be entitled to one vote on all matters subject to a vote at general meetings of our company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total ordinary shares which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to our third amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by any director. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-fifth of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our third amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our third amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with our company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

●	the shares to be transferred are free of any lien in favor of our company;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	in case of a transfer to joint holders, the number of joint holders to whom the Shares is to be transferred does not exceed four; a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders (provided that no such purchase may be made contrary to the terms or manner recommended by the board of directors). Under the Companies Act, the redemption or repurchase of any shares may be paid out of our company’s profits or out of the proceeds of a new issuance of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such shares may be redeemed or repurchased (a) unless it is fully paid up; (b) if such redemption or repurchase would result in there being no shares outstanding; or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid shares for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our articles of association, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with the preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

Issuance of Additional Shares. Our third amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our third amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association, any special resolutions passed by our shareholders and the register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

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Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our third amended and stated memorandum of association (subject, nevertheless, to the applicable Cayman Islands law) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides that our directors and officers shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Preferred Shares

Our third amended and restated memorandum and articles of association provides that our board of directors may provide, out of the unissued shares, for series of preferred shares, and before any preferred shares of any such series are issued, the board of directors shall fix, among other things, the designation of such series, the number of preferred shares to constitute such series, the subscription price thereof, the dividends, if any, payable on such series, voting rights, redemption rights, conversion rights, liquidation preferences and other rights of the holders of such series.

Series A Convertible Preferred Shares

The number of shares designated as Series A Convertible Preferred Shares shall be up to 6,000. Each Series A Convertible Preferred Share shall have a par value of $0.0001 per share and a stated value equal to $1,000. Holders of our Series A Convertible Preferred Shares shall have the right to receive dividend as required by the certificate of designation of Series A Convertible Preferred Shares. Our Series A Convertible Preferred Shares have no voting rights. Each Series A Convertible Preferred Share shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $3.00 subject to adjustments. No Series A Convertible Preferred Share shall be converted to ordinary shares if such conversion would result in the holder and its affiliates together owning in excess of 4.99% of the outstanding ordinary shares, after giving effect to the shares issued upon conversion. We have an option to redeem the Series A Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 115% of the stated value per Series A Convertible Preferred Share. In connection with any redemption notice, we shall issue to the holders an ordinary share purchase warrant in the form of the Series a Warrant to purchase up to a number equal to 50% of the principal amount of the Series A Convertible Preferred Shares subject to such optional redemption divided by the then conversion price. As of the date of this prospectus, we have no Series A Convertible Preferred Shares issued and outstanding.

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Series D Convertible Preferred Shares

The number of shares designated as Series D Convertible Preferred Shares shall be up to 6,000. Each Series D Convertible Preferred Share shall have a par value of $0.0001 per share and a stated value of $1,000. Holders of our Series D Convertible Preferred Shares shall have the right to receive dividend as required by the certificate of designation of Series D Convertible Preferred Shares. Our Series D Convertible Preferred Shares have no voting rights. Each Series D Convertible Preferred Share shall be convertible, at the option of its holder, into the number ordinary shares of the Company equal to stated value divided by conversion price, which is $3.00 subject to customary anti-dilution adjustments. We have an option, after March 30, 2022, to redeem the Series D Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 105% of the stated value per Series D Convertible Preferred Share. As of the date of this prospectus, we have 6,000 Series D Convertible Preferred Shares issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Continental Stock Transfer & Trust Company, with a mailing address of One State Street, 30th Floor, New York, NY 10004-1561.

Listing

Our ordinary shares are listed on Nasdaq under the symbol “KXIN”.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our third amended and restated memorandum and articles of association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

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Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides that our officers and directors for the time being shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our third amended and restated memorandum and articles of association provides that a resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, in the case of corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of our company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association allows our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our third amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our third amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association, directors may be removed with or without cause, by a special resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) dies, becomes bankrupt or or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company or tendered at a meeting of the board of directors; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our third amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

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Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our third amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our third amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our third amended and restated memorandum and articles of association, our third amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our third amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

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DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized but unissued share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Kaixin Auto Holdings. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our third amended and restated memorandum and articles of association and the Companies Act. As of the date of this prospectus, we have 6,000 authorized Series A Convertible Preferred Shares, among which 0 are issued and outstanding, and 6,000 authorized, issued and outstanding Series D Convertible Preferred Shares. For details, see “Description of Share Capital.”

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

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Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

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●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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Outstanding Warrants

As of the date of this prospectus, we have 16,895,062 warrants outstanding, which consist of 11,318,145 public warrants, 375,000 warrants included in units issued to E&A Callet Investment Limited (“E&A Callet”), 263,863 warrants held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement, 1,532,500 Series A Convertible Warrants, 1,362,221 Series B Convertible Warrants, and 2,043,333 Series C Convertible Warrants.

Public Warrants

As of the date of this prospectus, we have 11,318,145 public warrants outstanding(“Public Warrants”). Each Public Warrant is exercisable for one ordinary share at a price of $11.50 per full share. Public Warrants may only be exercised for whole numbers of shares. The Public Warrants became exercisable on April 30, 2019, the date the Business Combination consummated. The warrants shall terminate on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us.

During any period we fail to maintain effective registration statement, holders of Public Warrants may exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise.

We may redeem the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption,

•	if, and only if, the last sales price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice for redemption; and

•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If we call the Public warrants for redemption as described above, the management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis.”

Private Warrants

As of the date of this prospectus, there are 638,863 private warrants outstanding, expiring on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us, each exercisable to purchase one ordinary share at a price of $11.50 per full share. The private warrants include (i) 375,000 private warrants underlying the 750,000 units purchased by E&A Callet through a subscription agreement dated January 29, 2019 warrants were issued to E&A Callet and (ii) 263,863 warrants held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement.

The Private Warrants have the same terms and conditions as the Public Warrants.

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Series A Convertible Warrants

As of the date of this prospectus, there are 1,532,500 Series A Convertible Warrants outstanding, expiring on December 29, 2027, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

The following is a brief summary of certain terms and conditions of the Series A Convertible Warrants and is subject in all respect to the provisions contained in the Series A Convertible Warrants and the Securities Purchase Agreement entered into by and between our Company and KX Venturas 4 LLC, dated December 28, 2020 (the “Securities Purchase Agreement”).

Term. The Series A Convertible Warrants are exercisable on the date of issuance and will expire on the seventh anniversary of the date of issuance.

Exercisability. The Series A Convertible Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of ordinary shares purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of ordinary shares issuable upon exercise of the Series A Convertible Warrants is subject to adjustments in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the ordinary shares. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series A Convertible Warrant, the Series A Convertible Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of ordinary shares then issuable upon exercise in full of the Series A Convertible Warrants.

Exercise Price. The exercise price of the Series A Convertible Warrants is $3.00 per full ordinary share. The exercise price is subject to anti-dilution adjustments. For instance, in the event that we conduct subsequent equity sales at an effective price less than the exercise price then in effect, then at the consummation of the sales the exercise price shall be reduced to equal to the effective price. The exercise price is also subject to adjustments in the event of a fundamental transaction including a merger, consolidation, sale of substantially all of our assets, or other similar transaction. Subject to limited exceptions, the holder of Series A Convertible Warrants will not have the right to exercise any portion of the Series A Convertible Warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.9% of the number of ordinary shares outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series A Convertible Warrants, provided that in no event shall the limitation exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise of the Series A Convertible Warrants.

Cashless Exercise. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the ordinary shares issuable upon exercise of the Series A Convertible Warrants, the holder shall have the right to exercise the Series A Convertible Warrants solely via a cashless exercise feature provided for in the Series A Convertible Warrants, until such time as there is an effective registration statement and current prospectus. Upon a cashless exercise, the holder would be entitled to receive a number of ordinary shares in accordance with certain formula set forth in the Series A Convertible Warrants.

Delivery of ordinary shares. We shall deliver the ordinary shares underlying the Series A Convertible Warrants to the holder exercising such warrants no later than the earlier of (i) two trading days following the exercise date, or (ii) one trading day after delivery of the payment of exercise price by the holder to us.

No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of the Series A Convertible Warrants, and the number of the Series A Convertible Warrants will be rounded to the nearest whole number.

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Transferability. Subject to applicable laws and restrictions, the holder may transfer, in whole or in part, the Series A Convertible Warrants upon surrender of the Series A Convertible Warrants to us with a completed and signed assignment in the form attached to the Series A Convertible Warrants.

Authorized Shares. During the period the Series A Convertible Warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the Series A Convertible Warrants upon exercise.

Fundamental Transactions. In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our ordinary shares or the consummation of a transaction whereby more than 50% of our outstanding voting power, then the holder shall have the right to receive for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the Series A Convertible Warrants is exercisable immediately prior to such event.

Waivers and Amendments. Any term of the Series A Convertible Warrants issued may be amended or waived with the written consent of us and the holder of the Series A Convertible Warrants.

Series B Convertible Warrants

As of the date of this prospectus, we have 1,362,221 Series B Convertible Warrants outstanding, expiring on August 29, 2024, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

Other than the expiration date, our Series B Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

Series C Convertible Warrants

As of the date of this prospectus, we have 2,043,333 Series C Convertible Warrants outstanding, expiring on June 29, 2028, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

The exercisability of our Series C Convertible Warrants shall vest ratably from time to time in proportion to the holder’s exercise of the Series B Convertible Warrants as compared with all Series B Convertible Warrants issued to the holder, subject to the vesting schedule in the Series C Convertible Warrants.

Other than the vesting requirement and the expiration date, our Series C Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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SELLING SECURITYHOLDERS

This prospectus covers the public resale of our securities owned by the selling securityholders named below. Such selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares and/or warrants owned by them. The selling securityholders, however, make no representations that the ordinary shares or warrants will be offered for sale. The table below presents information regarding the selling securityholders and the ordinary shares and/or warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

• the name of each selling securityholder;

• the number of securities beneficially owned by each selling securityholder prior to the sale of the securities covered by this prospectus;

• the number of securities that may be offered by each selling securityholder pursuant to this prospectus;

• the number of securities to be beneficially owned by each selling securityholder following the sale of any securities covered by this prospectus; and

• the percentage of each type of securities to be owned by each selling securityholder before and after the sale of the securities covered by this prospectus.

All information with respect to ownership of the selling securityholders’ shares has been furnished by or on behalf of the selling securityholders and, unless otherwise indicated, is as of August 11, 2021. Based on information supplied by the selling securityholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling securityholders have sole voting and dispositive power with respect to the securities reported as beneficially owned by them.

Because the selling securityholders may sell, transfer or otherwise dispose of all, some or none of the securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling securityholders, or the amount or percentage of securities that will be held by the selling securityholders upon termination of any particular offering or sale, if any. The selling securityholders make no representations, however, that they will sell, transfer or otherwise dispose any securities in any particular offering or sale. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling securityholders will sell all of the securities owned beneficially by them that are covered by this prospectus, but will not sell any other securities that they presently own.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

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	Securities Beneficially Owned prior to this Offering			Securities Being Registered for Resale		Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares on an as converted basis	Warrants	Percentage (1)	Ordinary Shares on an as converted basis	Warrants	Ordinary Shares on an as converted basis	Warrants	Percentage (1)
Shareholder Value Fund (2)	263,863	263,863	*	263,863	263,863	—	—	—
Yunfeiyang Limited (3)	3,359,648	—	1.70%	3,359,648	—	—	—	—
E&A Callet Investment Limited (4)	1,200,000	375,000	*	1,200,000	375,000	—	—	—
KX Venturas 4 LLC (5)	4,938,054	—	2.50%	7,697,470	—	—	—	—
ATW Partners Opportunities (6)	4,000	—	*	4,000	—	—	—	—
RENREN INC. (7)	34,765,687	—	17.62%	2,000,000	—	32,765,687	—	16.61%
AUTOA2A, LTD (8)	21,802,722	—	11.05%	21,802,722	—	—	—	—
DISCOVER FLUX LTD (9)	6,500,000	6,500,000	3.29%	6,500,000	6,500,000	—	—	—
Jianqing Li(10)	1,020,000		*	1,020,000	—	—	—	—
Shu Lin(10)	1,074,600	—	*	1,074,600	—	—	—	—
Weining Chen(10)	980,000	—	*	980,000	—	—	—	—
Lu Lin(10)	5,550,000	—	2.81%	5,550,000	—	—	—	—
Baolong Peng (10)	400,000	—	*	400,000	—	—	—	—
Lijun Wu (10)	300,000	—	*	300,000	—	—	—	—
Shuixian Huang (10)	150,000	—	*	150,000	—	—	—	—
Pei Guo (10)	100,000	—	*	100,000	—	—	—	—
Zhijun Liu (10)	80,000	—	*	80,000	—	—	—	—
Fang Wang (10)	80,000	—	*	80,000	—	—	—	—

*	Less than 1% of our total outstanding ordinary shares.

(1)	Based on 197,295,193 ordinary shares of the Company issued as of July 5, 2022.

(2)	Consists of 263,863 warrants to purchase ordinary shares of the Company held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement.

(3)

Represents 3,359,648 ordinary shares held by Yunfeiyang Limited, a company incorporated in the British Virgin Islands and is wholly owned by Mr. Mingjun Lin, our director and chief executive officer. The registered address of Yufeiyang Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(4)	Consists of 825,000 ordinary shares held by E&A Callet Investment Limited and 375,000 warrants to purchase ordinary shares of the Company granted under a subscription agreement entered into by and between CM Seven Star and E&A Callet Investment Limited on January 29, 2019.

(5)	Securities beneficially owned prior to this offering consists of 1,532,500 ordinary shares issuable upon the exercise of Series A Warrants, 1,362,221 ordinary shares issuable upon exercise of Series B Warrants, and 2,043,333 ordinary shares issuable upon exercise of Series C Warrants granted by the Securities Purchase Agreement. Securities being registered for resale consists of (i) 1,532,500 ordinary shares issuable upon the exercise of Series A Warrants, 1,362,221 ordinary shares issuable upon exercise of Series B Warrants, and 2,043,333 ordinary shares issuable upon exercise of Series C Warrants granted by the Securities Purchase Agreement; (ii) 1,000,000 ordinary shares convertible from 3,000 Series A Convertible Preferred Shares and 1,500,000 ordinary shares issuable upon the exercise of Series A Warrants to be acquired by KX Venturas 4 LLC within five trading days of the date of effectiveness of our registration statement on Form F-3, of which this prospectus forms a part, pursuant to the Securities Purchase Agreement, subject to certain exceptions, and (iii) 255,416 ordinary shares to be issued to KX Venturas 4 LLC as dividends on the Series A Convertible Preferred Shares.

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(6)	Consists of 4,000 ordinary shares issued to ATW Partners Opportunities as diligence fee pursuant to the Securities Purchase Agreement.

(7)	Consists of 32,765,687 ordinary shares held by Renren, and 2,000,000 ordinary shares convertible from the 6,000 Series D Convertible Shares held by Renren. The address of Renren is 2828 N. Central Avenue Fl 7, Phoenix, Arizona, 85004. Renren is a reporting company under the Exchange Act which is listed on the New York Stock Exchange.

(8)	Represents 21,802,722 ordinary shares held by AUTOA2A, LTD, a company incorporated in the British Virgin Islands and is controlled by Ping Wang. The registered address of AUTOA2A, LTD is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(9)	Represents 6,500,000 warrants to purchase ordinary shares of the Company held by DISCOVER FLUX LTD, a company incorporated in the British Virgin Islands and is wholly owned by Jian Wang. The registered address of DISCOVER FLUX LTD is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(10)	The business address of these selling securityholders is c/o Kaixin Auto Holdings, 9/F, Tower A, Dongjin International Center, Huagong Road, Chaoyang District, Beijing 100015, People’s Republic of China.

The selling securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling securityholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—10.E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	19,542.21
Financial Industry Regulatory Authority fees	US$	29,172.09
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Hunter Taubman Fischer & Li LLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Kaixin Auto Holdings and its subsidiaries as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021, as amended, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

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The office of Marcum Asia CPAs LLP is located in New York, NY.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, filed with the SEC on April 29, 2022 and amended on May 27, 2022;

(2)	our current reports on Form 6-K, filed with the SEC on September 26, 2022, October 11, 2022, and October 26, 2022;

(3)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on October 24, 2017, which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-220510), as amended, originally filed with the SEC on September 18, 2017, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2021, as amended, filed with the SEC on April 29, 2022 and amended on May 27, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

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Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

KAIXIN AUTO HOLDINGS

9/F, Tower A, Dongjin International Center

Huagong Road

Chaoyang District, Beijing 100015

People’s Republic of China

+86 (10) 6720 4948

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

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All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Except for our chief financial officer and director, Ms. Lucy Yang, who is a U.S. citizen, all other officers and directors are PRC nationals. All of our officers and directors reside within China, namely, our chairman and chief executive officer, Mr. Mingjun Lin, our chief financial officer Lucy Yang, and our directors Mr. Deqiang Chen, Mr. Xiaolei Gu, and Mr. Lin Cong. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against us or our directors or officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Commerce& Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Third Amended and Restated Memorandum and Articles of Association provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities, or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 9. Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

Item 10	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Placement Agency Agreement

4.1	Registrant’s Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to our registration statement on Form S-1 (File No. 333-220510), as amended, initially filed with the SEC on October 18, 2017)

4.2	Promissory Note in the principal amount of $1,100,000 dated January 24, 2019 (incorporated by reference to Exhibit 10.6 to our annual report on Form 10-K (File No. 001-38261) filed with the SEC on March 25, 2019)

4.3	Promissory Note in the principal amount of $1,013,629.30 dated January 24, 2019 (incorporated by reference to Exhibit 10.7 to our annual report on Form 10-K (File No. 001-38261) filed with the SEC on March 25, 2019)

4.4	Promissory Note dated April 9, 2018 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K (File No. 001-38261) filed with the SEC on April 13, 2018)

4.5*	Form of Preferred Shares

4.6*	Form of Debt Security

4.7*	Form of Warrant Agreement and Warrant Certificate

4.8*	Form of Unit Agreement and Unit Certificate

5.1†	Opinion of Maples and Calder (Hong Kong) LLP

23.1**	Consent of Marcum Asia CPAs LLP

23.3†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included on signature page)

99.1**	Opinion of Commerce & Finance Law Offices

107†	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on October 27, 2022.

Kaixin Auto Holdings

By:	/s/ Yi Yang
Name: Yi Yang
Title: Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on October 27, 2022 in the capacities indicated.

Name	Title

/s/ Mingjun Lin	Chief Executive Officer and Director
Mingjun Lin	(Principal Executive Officer)

/s/ Yi Yang	Chief Financial Officer
Yi Yang	(Principal Financial Officer)

*
Xiaolei Gu	Director

*
James Jian Liu	Director

*
Lin Cong	Independent Director

*
Deqiang Chen	Independent Director

*By:	/s/ Yi Yang
Name: Yi Yang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Kaixin Auto Holdings, has signed this registration statement thereto in New York, NY on October 27, 2022.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President